Exhibit 10.11

FOURTH AMENDMENT TO LEASE
(1400 N. McDowell Blvd.)

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) dated December 30, 2014, is entered into between SEQUOIA CENTER LLC, a California limited liability company (“Landlord”) and ENPHASE ENERGY, INC., a Delaware corporation (“Tenant”).
THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:
A.Landlord and Tenant previously entered into that certain Redwood Business Park NNN Lease dated as of June 3, 2011, as amended by that certain First Amendment to Lease dated as of June 12, 2012, as amended by that certain Second Amendment to Lease dated January 13, 2014, and as amended by that certain Third Amendment to Lease (the “Third Amendment”) dated September 25, 2014 (collectively, the “Lease”) pursuant to which Tenant leases from Landlord 48,000 rentable square feet of space in the building commonly known as 1400 N. McDowell Boulevard, Petaluma, California. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease in connection therewith.
B.    Landlord and Tenant desire to amend the Lease as provided herein.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Work Letter Agreement. Section 1.1 (Lobby Remodel) of the Work Letter Attached as Exhibit B to the Third Amendment (the “Work Letter”) is hereby deleted in its entirety and shall not be replaced. Tenant acknowledges that Landlord is not required to perform or pay for any work in connection with the Third Amendment or the Work Letter, except that Landlord shall perform and pay for the work set forth in Section 1.2 (HVAC) of the Work Letter and shall provide the Tenant Improvement Allowance in accordance with Section 5.1 of the Work Letter as modified by Section 1.2 below.
2.Tenant Improvement Allowance. The Tenant Improvement Allowance is hereby increased to a total of one million one hundred ten thousand dollars ($1,110,000.00), which is based on the following allocations:

a)	$960,000.00 original amount per Section 5.1 of the Work Letter; and

b)	$150,000.00 additional contribution toward lobby upgrades*

Exhibit 10.11

*The portion of the Tenant Improvement Allowance identified as item b above must be used for the purpose of lobby upgrades, and such allocated amounts of the Tenant Improvement Allowance shall not be used for any other purpose.
3.    Entire Agreement. This Amendment represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Premises, or the Expansion Space not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representations, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.
4.    Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.11

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”			“TENANT”

SEQUOIA CENTER LLC,			ENPHASE ENERGY, INC.,

a California limited liability company			a Delaware corporation

By:	G&W Ventures, LLC,		By:	/s/ Paul Nahi
	a California limited liability company,			Name: Paul Nahi
	its Manager			Its: President/CEO

	By:	/s/ Matthew T. White
Matthew T. White, Manager

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